Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR SECOND QUARTER 2022

•Revenue of $3.3 billion; revenue on a constant currency basis2 of $3.5 billion
•Parts and services organic revenue growth of 3.8% (4.2% on a per day basis)
•Diluted EPS1 of $1.49 (up 47.5%); adjusted diluted EPS1,2 of $1.09 (down 3.5%)
•Second quarter operating cash flow of $328 million; free cash flow2 of $288 million
•Repurchased 8.1 million shares for $404 million in the quarter
•Dividend of $0.25 per share approved to be paid in the third quarter of 2022
•Full year 2022 guidance range updated

Chicago, IL (July 28, 2022) -- LKQ Corporation (Nasdaq:LKQ) today reported second quarter 2022 financial results. “We had a solid second quarter delivering strong organic growth, and I am extremely proud of the results the LKQ team achieved in a challenging operating environment, which included significant inflationary pressures, supply chain disruptions, and volatile commodity and currency markets. Despite these challenges, we continued to drive our strategic initiatives forward,” noted Dominick Zarcone, President and Chief Executive Officer. “As we enter the back half of the year, we are well positioned with our market leading businesses, experienced management teams, strong balance sheet, and balanced capital allocation strategy, giving us the confidence to maintain our full year 2022 guidance.”
Second Quarter 2022 Financial Results
Revenue for the second quarter of 2022 was $3.3 billion, a decrease of 2.7% as compared to $3.4 billion in the second quarter of 2021. On a constant currency basis2, second quarter revenue grew by 2.5% to $3.5 billion. Parts and services organic revenue increased 3.8%, while the net impact of acquisitions and divestitures decreased revenue by 1.0% and foreign exchange rates decreased revenue by 5.6%, for a total parts and services revenue decrease of 2.7%. Other revenue fell 2.9% owing to changes in commodity prices relative to the same period in 2021.
Net income1 for the quarter was $420 million as compared to $305 million for the same period in 2021. Diluted earnings per share1 for the quarter was $1.49 as compared to $1.01 for the same period of 2021, an increase of 47.5%. On April 18, 2022, the Company completed the sale of PGW Auto Glass, which generated a pretax gain of $155 million ($127 million after tax), or $0.45 per share.
On an adjusted basis, net income1,2 in the quarter was $307 million as compared to $340 million for the same period of 2021, a decrease of 9.6%. Adjusted diluted earnings per share1,2 for the quarter was $1.09 as compared to $1.13 for the same period of 2021, a decrease of 3.5%.
Cash Flow and Balance Sheet
For the second quarter, cash flow from operations and free cash flow2 were $328 million and $288 million, respectively. Cash flow from operations and free cash flow2 were $737 million and $638 million, respectively, for the six months ended June 30, 2022. As of June 30, 2022, the balance sheet reflected total debt of $2.4 billion and net debt2 of $2.1 billion. Net leverage, as defined in the credit facility, was 1.2x EBITDA.
1 References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
2 Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.

Stock Repurchase and Dividend Programs
During the second quarter of 2022, the Company deployed $404 million to repurchase 8.1 million shares of its common stock. For the six months ended June 30, 2022, the Company has repurchased 10.8 million shares for $548 million, and since initiating the stock repurchase program in late October 2018, the Company has repurchased approximately 45 million shares for a total of $1.9 billion. In May 2022, the Board of Directors increased the total share repurchase authorization to $2.5 billion, effective through October 2024.
On July 26, 2022, our Board of Directors declared a quarterly cash dividend of $0.25 per share of common stock, payable on September 1, 2022, to stockholders of record at the close of business on August 11, 2022.
Other Events
On May 23, 2022, the Company published its 2021 Corporate Sustainability Report.
On June 3, 2022, the Company announced that Moody’s Investors Service assigned a ‘Baa3’ Issuer Rating to LKQ with a stable outlook.
2022 Outlook
Varun Laroyia, Executive Vice President and Chief Financial Officer commented: “By focusing on our operational excellence initiatives, the business continues to deliver profitable growth and solid free cash flow. Notwithstanding the significant headwinds from foreign currency exchange rates and commodity price fluctuations, we are holding the midpoint of our adjusted diluted EPS range and our free cash flow guidance for the full year.”
For 2022, management updated the outlook as set forth below:

	2022 Previous Full Year Outlook	2022 Updated Full Year Outlook
Organic revenue growth for parts and services	4.5% to 6.5%	4.5% to 6.5%
Diluted EPS[1]	$3.57 to $3.87	$4.09 to $4.29
Adjusted diluted EPS[1,2]	$3.80 to $4.10	$3.85 to $4.05
Operating cash flow	$1.3 billion	$1.3 billion
Free cash flow[2] (at a minimum)	$1.0 billion	$1.0 billion
Free cash flow conversion of EBITDA[2]	55 - 60%	55 - 60%
Our outlook for the full year 2022 is based on current conditions and recent trends, and assumes current U.S. federal tax legislation remains unchanged, the prices of scrap and precious metals hold near the June average, and no further deterioration due to the Ukraine/Russia conflict. We have applied exchange rates near July spot levels, including $1.02 and $1.20 for the euro and pound sterling, respectively, for the balance of the year. Our outlook is also based on management’s current expectations regarding the recovery from the COVID-19 pandemic. Changes in these conditions may impact our ability to achieve the estimates. Adjusted figures exclude (to the extent applicable) the impact of restructuring and transaction related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; losses on debt extinguishment; impairment charges; direct impacts of the Ukraine/Russia conflict (including provisions for and subsequent adjustments to reserves for asset recoverability and expenditures to support our employees and their families) and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities and the gain on the PGW Auto Glass sale).
1 References in this release to Net income and Diluted earnings per share, and the corresponding adjusted figures, reflect amounts from continuing operations attributable to LKQ stockholders.
2 Non-GAAP measure. See the table accompanying this release that reconciles the actual or forecasted U.S. GAAP measure to the actual or forecasted adjusted measure, which is non-GAAP.

Non-GAAP Financial Measures
This release contains and management’s presentation on the related conference call will refer to non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release are reconciliations of each non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP.
Conference Call Details
LKQ will host a conference call and webcast on July 28, 2022 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss the Company's results. To access the investor conference call, please dial (888) 330-3494. International access to the call may be obtained by dialing (646) 960-0860. The investor conference call will require you to enter conference ID: 5232422#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 770-2030 or (647) 362-9199 for international calls. The telephone replay will require you to enter conference ID: 5232422#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through August 12, 2022. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of OEM recycled and aftermarket parts, replacement systems, components, equipment, and services to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release and on the related conference call, including our outlook for 2022, as well as remarks by the Chief Executive Officer and other members of management, that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):
•effects on our business from the ongoing disruption to economic activity caused by the COVID-19 pandemic, including a decrease in the demand for our products and services and interruptions to our supply chain;

•employment-related issues arising from the COVID-19 pandemic, including workforce shortages and health and safety issues at the workplace;
•changes in economic, political and social conditions in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union (also known as Brexit), the Russian invasion of Ukraine and the resulting governmental sanctions imposed on Russia, and the geopolitical tension in Taiwan, and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;
•increasing competition in the automotive parts industry, including parts sold on online marketplaces and the potential competitive advantage to original equipment manufacturers ("OEMs") with "connected car" technology, as well as the various efforts by OEMs to restrict or prohibit the sale of aftermarket or recycled parts;
•changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products as well as changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and vehicle repairers;
•restrictions or prohibitions on selling or importing aftermarket products through enforcement by OEMs or governmental agencies of intellectual property rights or import laws;
•variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents, the increase of accident avoidance systems being installed in vehicles, the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales, or changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;
•fluctuations in the prices of fuel, metals and other commodities;
•changes in our relationships with our suppliers, disruption to our supply of inventory, or the misconduct, performance failures or negligence of our third party vendors or service providers could increase our expenses, impede our ability to serve our customers, or expose us to liability; as well as price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;
•if our goodwill or other intangible assets become impaired, or there are declines in the values of our assets, including as a result of the effects of the COVID-19 pandemic on our business, we may incur significant charges to our pre-tax income;
•product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters and costs associated with recalls of the products we sell;
•our ability to identify acquisition candidates at reasonable prices and our ability to successfully divest businesses and our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;
•inflationary pressure on our supply chain as the economy recovers from the initial impact of the COVID-19 pandemic;
•inflationary pressure in product, labor, shipping, freight, and general overhead costs;
•our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements, including the possibility of not satisfying one or more of the financial covenants in our credit facility or the terms of the indentures governing our senior notes;
•our senior notes are subject to risks that could affect the value of the notes, require holders of the notes to return payments received from us or the guarantors, or affect our ability to repurchase the notes upon a change of control or pursuant to an asset sale offer;
•our ability to obtain financing on acceptable terms to finance our growth;
•our ability to issue dividend payments and fluctuations in the related payments;
•changes in laws or regulations affecting our business;
•our operations are subject to environmental regulations and we may incur costs relating to environmental matters;
•our bylaws provide that the courts in the State of Delaware are the exclusive forums for substantially all disputes between us and our stockholders;
•changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate;
•the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;

•governmental agencies may refuse to grant or renew our operating licenses and permits for our salvage, self service and refurbishing businesses;
•loss of key management personnel may affect our ability to successfully manage our business and achieve our objectives;
•the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities and currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;
•additional unionization efforts, new collective bargaining agreements, and work stoppages;
•our ability to develop and implement the operational and financial systems needed to manage our operations; and interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;
•costs of complying with laws relating to the security of personal information;
•business interruptions affecting our distribution centers, computer systems and the availability of inventory;
•problems with our fleet of trucks and other vehicles could affect our business;
•potential losses of our right to operate at key locations if we are not able to negotiate lease renewals or due to environmental issues; and
•disruptions to the management and operations of our business and the uncertainties caused by activist investors.

Contact:
Joseph P. Boutross - Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income, with Supplementary Data
(In millions, except per share data)

	Three Months Ended June 30,
	2022		2021
		% of Revenue		% of Revenue	$ Change	% Change
Revenue	$3,341	100.0%	$3,435	100.0%	$(94)	(2.7)%
Cost of goods sold	1,974	59.1%	2,020	58.8%	(46)	(2.2)%
Gross margin	1,367	40.9%	1,415	41.2%	(48)	(3.5)%
Selling, general and administrative expenses	898	26.8%	901	26.2%	(3)	(0.5)%
Restructuring and transaction related expenses	4	0.1%	5	0.1%	(1)	(22.5)%
Gain on disposal of businesses	(155)	(4.6)%	(1)	—%	(154)	n/m
Depreciation and amortization	61	1.8%	65	1.9%	(4)	(5.9)%
Operating income	559	16.7%	445	12.9%	114	25.8%
Other expense (income):
Interest expense, net of interest income	14	0.4%	16	0.5%	(2)	(10.6)%
Loss on debt extinguishment	—	—%	24	0.7%	(24)	n/m
Other expense (income), net	2	0.1%	(6)	(0.1)%	8	n/m
Total other expense, net	16	0.5%	34	1.0%	(18)	(53.8)%
Income from continuing operations before provision for income taxes	543	16.3%	411	11.9%	132	32.7%
Provision for income taxes	127	3.8%	108	3.1%	19	18.1%
Equity in earnings of unconsolidated subsidiaries	4	0.1%	3	0.1%	1	30.7%
Income from continuing operations	420	12.6%	306	8.9%	114	37.9%
Net income from discontinued operations	—	—%	—	—%	—	n/m
Net income	420	12.6%	306	8.9%	114	37.9%
Less: net income attributable to continuing noncontrolling interest	—	—%	1	—%	(1)	n/m
Net income attributable to LKQ stockholders	$420	12.6%	$305	8.9%	$115	37.9%

Basic earnings per share: (1)
Income from continuing operations	$1.49		$1.01		$0.48	47.5%
Net income from discontinued operations	—		—		—	n/m
Net income	1.49		1.01		0.48	47.5%
Less: net income attributable to continuing noncontrolling interest	—		—		—	n/m
Net income attributable to LKQ stockholders	$1.49		$1.01		$0.48	47.5%

Diluted earnings per share: (1)
Income from continuing operations	$1.49		$1.01		$0.48	47.5%
Net income from discontinued operations	—		—		—	n/m
Net income	1.49		1.01		0.48	47.5%
Less: net income attributable to continuing noncontrolling interest	—		—		—	n/m
Net income attributable to LKQ stockholders	$1.49		$1.01		$0.48	47.5%

Weighted average common shares outstanding:
Basic	281.4		300.6		(19.2)	(6.4%)
Diluted	282.3		301.5		(19.2)	(6.4%)
(1) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income, with Supplementary Data
(In millions, except per share data)

	Six Months Ended June 30,
	2022		2021
		% of Revenue		% of Revenue	$ Change	% Change
Revenue	$6,689	100.0%	$6,606	100.0%	$83	1.3%
Cost of goods sold	3,965	59.3%	3,897	59.0%	68	1.8%
Gross margin	2,724	40.7%	2,709	41.0%	15	0.5%
Selling, general and administrative expenses	1,822	27.2%	1,750	26.5%	72	4.1%
Restructuring and transaction related expenses	7	0.1%	13	0.2%	(6)	(42.9%)
Gain on disposal of businesses	(155)	(2.3%)	(1)	—%	(154)	n/m
Depreciation and amortization	120	1.8%	131	2.0%	(11)	(8.4%)
Operating income	930	13.9%	816	12.4%	114	14.0%
Other expense (income):
Interest expense, net of interest income	29	0.4%	40	0.6%	(11)	27.6%
Loss on debt extinguishment	—	—%	24	0.4%	(24)	n/m
Other expense (income), net	2	—%	(12)	(0.2%)	14	n/m
Total other expense, net	31	0.5%	52	0.8%	(21)	(41.2%)
Income from continuing operations before provision for income taxes	899	13.4%	764	11.5%	135	17.9%
Provision for income taxes	216	3.2%	201	3.0%	15	7.8%
Equity in earnings of unconsolidated subsidiaries	6	0.1%	9	0.1%	(3)	(33.3%)
Income from continuing operations	689	10.3%	572	8.6%	117	20.6%
Net income from discontinued operations	4	0.1%	—	—%	4	n/m
Net income	693	10.4%	572	8.6%	121	21.4%
Less: net income attributable to continuing noncontrolling interest	—	—%	1	—%	(1)	n/m
Net income attributable to LKQ stockholders	$693	10.4%	$571	8.6%	$122	21.5%

Basic earnings per share: (1)
Income from continuing operations	$2.43		$1.89		$0.54	28.6%
Net income from discontinued operations	0.02		—		0.02	n/m
Net income	2.45		1.89		0.56	29.6%
Less: net income attributable to continuing noncontrolling interest	—		—		—	n/m
Net income attributable to LKQ stockholders	$2.44		$1.89		$0.55	29.1%

Diluted earnings per share: (1)
Income from continuing operations	$2.42		$1.89		$0.53	28.0%
Net income from discontinued operations	0.02		—		0.02	n/m
Net income	2.44		1.89		0.55	29.1%
Less: net income attributable to continuing noncontrolling interest	—		—		—	n/m
Net income attributable to LKQ stockholders	$2.44		$1.89		$0.55	29.1%

Weighted average common shares outstanding:
Basic	283.5		301.8		(18.3)	(6.1%)
Diluted	284.5		302.6		(18.1)	(6.0%)
(1) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In millions, except per share data)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$265	$274
Receivables, net	1,161	1,073
Inventories	2,650	2,611
Prepaid expenses and other current assets	255	296
Total current assets	4,331	4,254
Property, plant and equipment, net	1,217	1,299
Operating lease assets, net	1,268	1,361
Goodwill	4,290	4,540
Other intangibles, net	669	746
Equity method investments	154	181
Other noncurrent assets	205	225
Total assets	$12,134	$12,606
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,457	$1,176
Accrued expenses:
Accrued payroll-related liabilities	203	261
Refund liability	108	107
Other accrued expenses	337	271
Current portion of operating lease liabilities	195	203
Current portion of long-term obligations	47	35
Other current liabilities	138	112
Total current liabilities	2,485	2,165
Long-term operating lease liabilities, excluding current portion	1,127	1,209
Long-term obligations, excluding current portion	2,313	2,777
Deferred income taxes	256	279
Other noncurrent liabilities	324	365
Commitments and contingencies
Redeemable noncontrolling interest	24	24
Stockholders’ equity:
Common stock, $0.01 par value, 1,000.0 shares authorized, 322.0 shares issued and 276.6 shares outstanding at June 30, 2022; 321.6 shares issued and 287.0 shares outstanding at December 31, 2021	3	3
Additional paid-in capital	1,492	1,474
Retained earnings	6,344	5,794
Accumulated other comprehensive loss	(355)	(153)
Treasury stock, at cost; 45.4 shares at June 30, 2022 and 34.6 shares at December 31, 2021	(1,894)	(1,346)
Total Company stockholders’ equity	5,590	5,772
Noncontrolling interest	15	15
Total stockholders’ equity	5,605	5,787
Total liabilities and stockholders’ equity	$12,134	$12,606

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$693	$572
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	133	142
Gain on disposal of businesses	(155)	(1)
Stock-based compensation expense	23	17
Loss on debt extinguishment	—	24
Other	(9)	(24)
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(186)	(161)
Inventories	(259)	7
Prepaid income taxes/income taxes payable	74	(19)
Accounts payable	412	284
Other operating assets and liabilities	11	92
Net cash provided by operating activities	737	933
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(99)	(88)
Proceeds from disposals of property, plant and equipment	3	12
Acquisitions, net of cash acquired	(5)	(29)
Proceeds from disposal of businesses	372	6
Other investing activities, net	(6)	(10)
Net cash provided by (used in) investing activities	265	(109)
CASH FLOWS FROM FINANCING ACTIVITIES:
Early-redemption premium	—	(16)
Repayment of Euro Notes (2026)	—	(883)
Borrowings under revolving credit facilities	808	3,614
Repayments under revolving credit facilities	(1,117)	(2,793)
Repayments under term loans	—	(324)
Borrowings of other debt, net	8	40
Settlement of derivative instruments, net	—	(89)
Dividends paid to LKQ stockholders	(142)	—
Purchase of treasury stock	(528)	(344)
Other financing activities, net	(14)	(14)
Net cash used in financing activities	(985)	(809)
Effect of exchange rate changes on cash and cash equivalents	(26)	2
Net (decrease) increase in cash and cash equivalents	(9)	17
Cash and cash equivalents, beginning of period	274	312
Cash and cash equivalents, end of period	$265	$329

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended June 30,
(In millions)	2022	2021	$ Change	% Change
Wholesale - North America	$1,050	$1,024	$26	2.5%
Europe	1,470	1,570	(100)	(6.4%)
Specialty	512	531	(19)	(3.6%)
Self Service	60	53	7	13.2%
Parts and services	3,092	3,178	(86)	(2.7%)
Wholesale - North America	94	94	—	—%
Europe	7	7	—	2.8%
Self Service	148	156	(8)	(4.8%)
Other	249	257	(8)	(2.9%)
Total	$3,341	$3,435	$(94)	(2.7%)

Revenue changes by category for the three months ended June 30, 2022 vs. 2021:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
Wholesale - North America	10.7%	(8.0)%	(0.2)%	2.5%
Europe	4.2%	0.5%	(11.0)%	(6.4)%
Specialty	(11.5)%	8.2%	(0.4)%	(3.6)%
Self Service	13.2%	—%	—%	13.2%
Parts and services	3.8%	(1.0)%	(5.6)%	(2.7)%
Wholesale - North America	(0.9)%	1.1%	(0.2)%	—%
Europe	14.4%	—%	(11.6)%	2.8%
Self Service	(4.8)%	—%	—%	(4.8)%
Other	(2.9)%	0.4%	(0.4)%	(2.9)%
Total	3.3%	(0.9)%	(5.2)%	(2.7)%
(1) We define organic revenue growth as total revenue growth from continuing operations excluding the effects of acquisitions and divestitures (i.e., revenue generated from the date of acquisition to the first anniversary of that acquisition, net of reduced revenue due to the disposal of businesses) and foreign currency movements (i.e., impact of translating revenue at different exchange rates). Organic revenue growth includes incremental sales from both existing and new (i.e., opened within the last twelve months) locations and is derived from expanding business with existing customers, securing new customers and offering additional products and services. We believe that organic revenue growth is a key performance indicator as this statistic measures our ability to serve and grow our customer base successfully.

(2) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited tables compare certain third party revenue categories:

	Six Months Ended June 30,
(In millions)	2022	2021	$ Change	% Change
Wholesale - North America	$2,156	$1,993	$163	8.2%
Europe	2,951	3,025	(74)	(2.4%)
Specialty	972	989	(17)	(1.8%)
Self Service	117	103	14	13.9%
Parts and services	6,196	6,110	86	1.4%
Wholesale - North America	189	176	13	7.6%
Europe	14	15	(1)	(6.0%)
Self Service	290	305	(15)	(4.9%)
Other	493	496	(3)	(0.5%)
Total	$6,689	$6,606	$83	1.3%

Revenue changes by category for the six months ended June 30, 2022 vs. 2021:

	Revenue Change Attributable to:
	Organic (1)	Acquisition and Divestiture	Foreign Exchange	Total Change (2)
Wholesale - North America	12.1%	(3.8)%	(0.1)%	8.2%
Europe	5.5%	0.4%	(8.3)%	(2.4)%
Specialty	(10.0)%	8.5%	(0.2)%	(1.8)%
Self Service	13.9%	—%	—%	13.9%
Parts and services	5.3%	0.3%	(4.2)%	1.4%
Wholesale - North America	6.9%	0.8%	(0.1)%	7.6%
Europe	2.8%	—%	(8.7)%	(6.0)%
Self Service	(4.9)%	—%	—%	(4.9)%
Other	(0.5)%	0.3%	(0.3)%	(0.5)%
Total	4.9%	0.3%	(3.9)%	1.3%
(1) We define organic revenue growth as total revenue growth from continuing operations excluding the effects of acquisitions and divestitures (i.e., revenue generated from the date of acquisition to the first anniversary of that acquisition, net of reduced revenue due to the disposal of businesses) and foreign currency movements (i.e., impact of translating revenue at different exchange rates). Organic revenue growth includes incremental sales from both existing and new (i.e., opened within the last twelve months) locations and is derived from expanding business with existing customers, securing new customers and offering additional products and services. We believe that organic revenue growth is a key performance indicator as this statistic measures our ability to serve and grow our customer base successfully.

(2) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles revenue and revenue growth for parts & services and total revenue to constant currency revenue and revenue growth for the same measures:

	Three Months Ended June 30, 2022		Six Months Ended June 30, 2022
(In millions)	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue as reported	$3,092	$1,470	$6,196	$2,951
Less: Currency impact	(177)	(173)	(257)	(252)
Revenue at constant currency	$3,269	$1,643	$6,453	$3,203

Total
Revenue as reported	$3,341		$6,689
Less: Currency impact	(178)		(258)
Revenue at constant currency	$3,519		$6,947

	Three Months Ended June 30, 2022		Six Months Ended June 30, 2022
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	(2.7)%	(6.4%)	1.4%	(2.4%)
Less: Currency impact	(5.6%)	(11.0%)	(4.2%)	(8.3%)
Revenue growth at constant currency	2.9%	4.6%	5.6%	5.9%

Total
Revenue growth as reported	(2.7)%		1.3%
Less: Currency impact	(5.2%)		(3.9%)
Revenue growth at constant currency	2.5%		5.2%

We have presented our revenue and the growth rate on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
(In millions)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
Wholesale - North America	$1,144		$1,119		$2,345		$2,170
Europe	1,477		1,577		2,965		3,040
Specialty	513		532		974		991
Self Service	208		209		407		408
Eliminations	(1)		(2)		(2)		(3)
Total revenue	$3,341		$3,435		$6,689		$6,606
Segment EBITDA
Wholesale - North America	$214	18.7%	$219	19.6%	$432	18.4%	$413	19.0%
Europe	160	10.8%	168	10.7%	291	9.8%	309	10.2%
Specialty	69	13.4%	80	14.9%	127	13.1%	141	14.2%
Self Service	32	15.3%	56	27.2%	72	17.6%	112	27.5%
Total Segment EBITDA	$475	14.2%	$523	15.2%	$922	13.8%	$975	14.8%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and transaction related expenses (which includes restructuring expenses recorded in Cost of goods sold); change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments, or divestitures; equity in losses and earnings of unconsolidated subsidiaries; equity investment fair value adjustments; impairment charges; and direct impacts of the Ukraine/Russia conflict and related sanctions (including provisions for and subsequent adjustments to reserves for asset recoverability and expenditures to support our employees and their families). EBITDA, which is the basis for Segment EBITDA, is calculated as net income attributable to LKQ stockholders excluding discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Net income	$420	$306	$693	$572
Less: net income attributable to continuing noncontrolling interest	—	1	—	1
Net income attributable to LKQ stockholders	420	305	693	571
Subtract:
Net income from discontinued operations	—	—	4	—
Net income from continuing operations attributable to LKQ stockholders	420	305	689	571
Add:
Depreciation and amortization	61	65	120	131
Depreciation and amortization - cost of goods sold	7	5	13	11
Interest expense, net of interest income	14	16	29	40
Loss on debt extinguishment	—	24	—	24
Provision for income taxes	127	108	216	201
EBITDA	629	523	1,067	978
Subtract:
Equity in earnings of unconsolidated subsidiaries	4	3	6	9
Equity investment fair value adjustments	(2)	1	(3)	6
Add:
Restructuring and transaction related expenses	4	5	7	13
Gain on disposal of businesses	(155)	(1)	(155)	(1)
Change in fair value of contingent consideration liabilities	—	1	—	1
Losses on previously held equity interests	—	—	1	—
Direct impacts of Ukraine/Russia conflict (1)	(1)	—	5	—
Segment EBITDA	$475	$523	$922	$975

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	12.6%	8.9%	10.3%	8.6%
EBITDA as a percentage of revenue	18.8%	15.2%	16.0%	14.8%
Segment EBITDA as a percentage of revenue	14.2%	15.2%	13.8%	14.8%
Note: In the table above, the sum of the individual amounts may not equal the total due to rounding.

(1) Adjustments include provisions for and subsequent adjustments to reserves for asset recoverability (receivables and inventory) and expenditures to support our employees and their families in Ukraine.

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income attributable to LKQ stockholders excluding discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with the impact of continuing noncontrolling interest and without the impact of discontinued operations, depreciation, amortization, interest (which includes gains and losses on debt extinguishment) and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and transaction related expenses (which includes restructuring expenses recorded in Cost of goods sold); change in fair value of contingent consideration liabilities; other gains and losses related to acquisitions, equity method investments, or divestitures; equity in losses and earnings of unconsolidated subsidiaries; equity investment fair value adjustments; impairment charges; and direct impacts of the Ukraine/Russia conflict and related sanctions (including provisions for and subsequent adjustments to reserves for asset recoverability and expenditures to support our employees and their families). Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate general and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2022	2021	2022	2021
Net income	$420	$306	$693	$572
Less: net income attributable to continuing noncontrolling interest	—	1	—	1
Net income attributable to LKQ stockholders	420	305	693	571
Subtract:
Net income from discontinued operations	—	—	4	—
Net income from continuing operations attributable to LKQ stockholders	420	305	689	571
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	16	20	33	40
Restructuring and transaction related expenses	4	5	7	13
Losses on previously held equity interests	—	—	1	—
Change in fair value of contingent consideration liabilities	—	1	—	1
Loss on debt extinguishment	—	24	—	24
Direct impacts of Ukraine/Russia conflict (1)	(1)	—	5	—
Gain on disposal of businesses	(155)	(1)	(155)	(1)
Excess tax benefit from stock-based payments	—	—	(2)	(1)
Tax effect of adjustments	23	(14)	16	(21)
Adjusted net income from continuing operations attributable to LKQ stockholders	$307	$340	$594	$626

Weighted average diluted common shares outstanding	282.3	301.5	284.5	302.6

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
Reported	$1.49	$1.01	$2.42	$1.89
Adjusted	$1.09	$1.13	$2.09	$2.07
(1) Adjustments include provisions for and subsequent adjustments to reserves for asset recoverability (receivables and inventory) and expenditures to support our employees and their families in Ukraine.

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of continuing noncontrolling interest, discontinued operations, restructuring and transaction related expenses, amortization expense related to all acquired intangible assets, gains and losses on debt extinguishment, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, impairment charges, direct impacts of the Ukraine/Russia conflict and related sanctions (including provisions for and subsequent adjustments to reserves for asset recoverability and expenditures to support our employees and their families), excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount and frequency of costs related to transactions, management believes that these costs are not normal operating expenses and should be adjusted in our calculation of Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders. Our adjustment of the amortization of all acquisition-related intangible assets does not exclude the amortization of other assets, which represents expense that is directly attributable to ongoing operations. Management believes that the adjustment relating to amortization of acquisition-related intangible assets supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. The acquired intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders to Forecasted Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2022
(In millions, except per share data)	Minimum Outlook	Maximum Outlook
Net income from continuing operations attributable to LKQ stockholders	$1,144	$1,200
Adjustments:
Amortization of acquired intangibles	61	61
Restructuring and transaction related expenses	18	18
Gain on disposal of businesses	(155)	(155)
Other adjustments	3	3
Tax effect of adjustments	7	7
Adjusted net income from continuing operations attributable to LKQ stockholders	$1,078	$1,134

Weighted average diluted common shares outstanding	280.0	280.0

Diluted EPS from continuing operations attributable to LKQ stockholders:
U.S. GAAP	$4.09	$4.29
Non-GAAP (Adjusted)	$3.85	$4.05

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders in our financial outlook. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, we included estimates of net income from continuing operations attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2022, restructuring and transaction related expenses under previously announced plans, and the related tax effect; we included for all other components the amounts incurred through June 30, 2022.

The following unaudited table reconciles Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Net cash provided by operating activities	$328	$410	$737	$933
Less: purchases of property, plant and equipment	40	46	99	88
Free cash flow	$288	$364	$638	$845

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities, less purchases of property, plant and equipment. We believe free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions, pay dividends and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Free cash flow should not be construed as an alternative to net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate free cash flow in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for liquidity relative to other companies.

The following unaudited table reconciles Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow:

Forecasted
Fiscal Year 2022
(In millions)	Minimum Outlook
Net cash provided by operating activities	$1,300
Less: purchases of property, plant and equipment	300
Free cash flow	$1,000

We have presented forecasted free cash flow in our financial outlook. Refer to the paragraph above for details on the calculation of free cash flow.

The following unaudited table reconciles Total Debt to Net Debt:

(In millions)	June 30, 2022	December 31, 2021
Current portion of long-term obligations	$47	$35
Long-term obligations, excluding current portion	2,313	2,777
Total debt, net of debt issuance costs	2,360	2,812
Add: Debt issuance costs	9	12
Total debt	2,369	2,824
Less: Cash and cash equivalents	265	274
Net debt	$2,104	$2,550

We have presented net debt solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity and financial position. We calculate net debt as total debt less cash and cash equivalents. We believe net debt provides insight into our liquidity and provides useful information to management and investors concerning our financial position. We believe net debt is used by investors, securities analysts and other interested parties in evaluating the liquidity and financial position of other companies, many of which present net debt when reporting their results. Net debt should not be construed as an alternative to total debt, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report net debt information calculate net debt in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for performance relative to other companies.